Exhibit 99.1

Odysight.ai® Announces Dual Listing on the Tel Aviv Stock Exchange

Ramat Gan, Israel, March 31, 2026 – Odysight.ai Inc. (NASDAQ: ODYS) (“Odysight.ai” or the “Company”), a developer of AI-based visual sensing solutions for predictive maintenance and condition-based monitoring, today announced that its common stock have had been approved for listing on the Tel Aviv Stock Exchange (“TASE”).

Trading of the Company’s shares on TASE is expected to commence on April 9, 2026, under the same ticker symbol (ODYS or “אודס” in Hebrew), in addition to its existing listing on the Nasdaq Capital Market. The Company’s common stock will be traded on TASE and quoted in Israeli Shekels.

The dual listing is intended to expand the Company’s investors base, enhance trading liquidity, and increase accessibility for Israeli and international investors. The Company believes that listing on TASE will strengthen its presence in the Israeli capital market, where it maintains significant operations, while further supporting its long-term global growth strategy.

Yehu Ofer, Chief Executive Officer of Odysight.ai, commented:

“Our decision to pursue a dual listing reflects our deep commitment to strengthening our capital markets presence and enhancing shareholders value. We believe that expanding our trading platforms will increase our exposure to a broader and more diverse investors base, including both institutional and retail investors.

We expect that the additional listing will contribute to increased trading volumes and improved liquidity over time. Furthermore, dual listing allows investors to trade our shares during local market hours and in local currency, which we believe will further support investors engagement and accessibility.”

About Odysight.ai

Odysight.ai Inc., incorporated in the United States with subsidiaries in Europe and Israel, is a pioneer in Predictive Maintenance (PdM) and Condition-Based Monitoring (CBM), leveraging its proprietary visualization and artificial intelligence platform.

The Company delivers AI-powered visual sensing solutions for mission-critical systems across aviation, transportation, energy, and industrial sectors. Its technology integrates miniature video sensors, embedded software, and advanced AI algorithms to enable real-time monitoring in hard-to-reach and harsh environments. These capabilities provide actionable insights, enabling earlier fault detection, improved operational safety, and optimized maintenance performance.

For more information, please visit: www.odysight.ai

Forward-Looking Statements

Information set forth in this presentation contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, expectations regarding the benefits of dual listing. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) our ability to scale up our operations, including market acceptance and large-scale adoption of our vision-based sensor products, (ii) the amount and timing of future sales and our long and unpredictable sales cycles, (iii) our ability to maintain product quality and performance at an acceptable cost and meet technical and quality specifications, (iv) our ability to accurately estimate the future supply and demand for our solutions and changes to various factors in our supply chain, (v) the market for adoption of vision-based sensor technologies, (vi) compliance with existing laws and regulations and regulatory developments in the United States, Israel, and other jurisdictions, including trade control laws, export authorizations and safety regulations, (vii) our plans and ability to obtain, maintain, and protect intellectual property rights, including extensions of patent terms, and our ability to avoid infringing the intellectual property rights of others, (viii) the need to hire additional personnel and our ability to attract and retain such personnel, including key members of our senior management, (ix) our estimates regarding expenses, backlog, future revenue, capital requirements and need for additional financing, (x) our dependence on third parties, including suppliers and strategic partners, (xi) our dependence on a limited number of customers for a substantial portion of our revenues, and the impact if order volumes from existing or anticipated customers do not meet expectations (xii) our financial performance and history of operating losses, (xiii) the growth of regulatory requirements and incentives, (xiv) the incorporation of artificial intelligence, or AI, and machine learning, or ML, into our products, (xv) risks related to product liability claims or product recalls, (xvi) cybersecurity risks and potential data security breaches, (xvii) the overall global economic environment and trade tensions, including the adoption or expansion of economic sanctions, tariffs or trade restrictions, (xviii) challenges and risks related to sales to government entities and highly regulated organizations, (xix) the impact of competition and new technologies, (xx) limitations and exclusivity provisions in our customer agreements and restrictions on the use of intellectual property, (xxi) our ability to ensure that our solutions interoperate with a variety of hardware and software platforms, (xxii) our plans to continue to invest in research and develop technology for new products, (xxiii) our plans to potentially acquire complementary businesses, (xxiv) the impact of future pandemics on our business and on the business of our customers, (xxv) fluctuations in foreign currency exchange rates, (xxvi) security, political and economic instability in the Middle East that could harm our business, including due to the security situation in Israel; and military conflicts with Iran and terrorist organizations and (xxvii) the increased expenses and requirements associated with being a listed public company on the Nasdaq Capital Market, or Nasdaq and TASE. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 19, 2026, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com